Exhibit 99.1

Contacts: J. Daniel Speight (404) 760-7706
Katie Bows (404) 760-7712

FOR IMMEDIATE RELEASE

Flag Financial Corporation Reports Record Earnings of $5.8 Million in Second Quarter

Atlanta, Ga. (July 17, 2006) – Flag Financial Corporation (NASDAQ: FLAG) today announced net income for the second quarter of 2006 of $5.8 million or $0.33 per diluted share, an increase of 151.8% from $2.3 million or $0.25 per diluted share when compared to the same quarter in 2005. Net income for the six-month period ended June 30, 2006 totaled $11.2 million or $0.64 per diluted share compared to $4.1 million or $0.45 per diluted share during the same period in 2005, an increase of 170.8%. With total assets totaling $1.8 billion, Flag Financial is the largest community banking company headquartered in Atlanta.

Flag Financial ended the June 30, 2006 quarter and six months with record results in both net income and earnings per share growth. The company’s acquisition of First Capital and the success of its core deposit and lending programs have translated into solid increases in revenues coupled with effective expense control. Total revenue was $20.5 million and $39.5 million for the quarter and six months ended June 30, 2006, respectively. This represented increases of 73.2% and 75.3% over the same periods in 2005. Revenue growth was fueled both by the acquisition and integration of First Capital Bank into Flag Bank and by strong internal growth. The successful integration of First Capital is reflected in the company’s efficiency ratio which improved to 55.51% and 54.92% for the second quarter and first six months of 2006, respectively, compared to 70.99% and 71.39% in the same periods in 2005.

Flag Financial ended the second quarter of 2006 with total earning assets of $1.6 billion, an increase of 99.6% from June 30, 2005. Strong internal loan production, combined with the First Capital acquisition contributed to the increase. Loans outstanding grew to $1.3 billion at June 30, 2006 from $647.9 million at June 30, 2005, an increase of 95.5%.

As a result of the First Capital acquisition and the success of the company’s deposit programs, deposits increased to $1.3 billion at June 30, 2006, an increase of 82.2%, compared to $740.8 million at June 30, 2005. Core deposits represented 58.4% of the company’s deposit mix at June 30, 2006, compared to 56.9% one year ago. The company continues to focus on its core deposit programs as core deposits offer a source of lower cost funding and have a positive impact on the company’s net interest margin. Its Smartstreet division successful cash management program has complemented the company’s deposit growth strategies. Smartstreet offers custom banking and cash management services for community associations and management companies.

Flag Financial’s solid credit quality is reflected in its credit quality ratios. At June 30, 2006, non-performing loans as a percentage of total loans dropped to 0.50% from 0.76% at June 30, 2005. Net charge-offs for the quarter ended June 30, 2006 and 2005, were $108,000 and $53,000, respectively. This equates to 0.04% and 0.03% of average loans for the second quarter of 2006 and 2005, respectively. Net recoveries for the six months ended June 30, 2006 and 2005, were $8,000 and $62,000, respectively. The allowance for loan losses totaled $17.3 million or 1.37% of loans at June 30, 2006 compared $8.9 million or 1.38% at June 30, 2005. Loan loss provision for the quarter and six months ended June 30, 2006 totaled $85,000 and $550,000, respectively, compared to no loan loss provision and $375,000 for the quarter and six months ended June 30, 2005.

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Flag Financial Corporation is a bank holding company whose wholly owned subsidiary is Flag Bank. The Flag Financial franchise consists of 26 offices, including 17 full-service banking offices and five mortgage/loan production offices, in 14 counties in Georgia. Flag Financial’s common stock is traded on the NASDAQ Stock Market under the ticker symbol “FLAG.”

Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the execution of Flag Financial’s business and growth strategies, competitive risks and other factors set forth from time to time in Flag Financial’s filings with the Securities and Exchange Commission. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are similar expressions as they relate to Flag Financial (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Flag Financial from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Flag Financial does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Flag Financial complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

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Flag Financial Corporation and Subsidiary

Financial Summary

(Dollars in thousands except per share information)

(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Interest income	$30,761	$14,064
Interest expense	13,222	4,817

Net interest income	17,539	9,247
Provision for loan losses	85	–

Net interest income after provision	17,454	9,247
Noninterest income	3,035	2,592
Noninterest expense	11,448	8,422

Income before taxes	9,041	3,417
Provision for income taxes	3,233	1,111

Net income	$5,808	$2,306

Performance Ratios:
Basic earnings per share	$0.34	$0.27
Diluted earnings per share	0.33	0.25
Cash dividends declared	0.06	0.06
Book value at quarter end	12.47	8.47
Tangible book value at quarter end	5.72	6.01
Net interest margin, taxable equivalent	4.47%	4.74%
Yield on interest-earning assets	7.81%	7.19%
Cost of interest-bearing liabilities	3.99%	2.71%
Efficiency ratio	55.51%	70.99%
Net overhead ratio	1.90%	2.76%
Return on average assets	1.31%	1.09%
Return on average equity	10.99%	12.96%
Return on average tangible equity	24.10%	18.44%

Credit Quality Ratios:
Allowance for loan losses	$17,337	$8,915
Nonperforming assets	6,366	4,925
Allowance for loan losses to loans	1.37%	1.38%
Nonperforming assets to total assets	0.35%	0.57%
Net charge-offs	(108)	(53)
Net charge-offs to average loans	(0.04)%	(0.03)%

At Quarter End:
Loans outstanding, net	$1,248,127	$638,947
Total assets	1,794,461	862,509
Interest-earnings assets	1,607,570	805,442
Deposits	1,349,669	740,803
Shareholders’ equity	212,095	72,389

Average Balances:
Loans outstanding, net	$1,229,557	$610,594
Total assets	1,771,258	845,847
Interest-earning assets	1,584,569	789,448
Deposits	1,350,382	725,350
Shareholders’ equity	211,369	71,183

Flag Financial Corporation and Subsidiary

Financial Summary

(Dollars in thousands except per share information)

(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Interest income	$59,033	$26,851
Interest expense	25,168	9,025

Net interest income	33,865	17,826
Provision for loan losses	550	375

Net interest income after provision	33,315	17,451
Noninterest income	6,367	5,194
Noninterest expense	22,251	16,539

Income before taxes	17,431	6,106
Provision for income taxes	6,239	1,973

Net income	$11,192	$4,133

Performance Ratios:
Basic earnings per share	$0.66	$0.48
Diluted earnings per share	0.64	0.45
Cash dividends declared	0.12	0.12

Net interest margin, taxable equivalent	4.40%	4.65%
Yield on interest-earning assets	7.64%	6.98%
Cost of interest-bearing liabilities	3.87%	2.58%
Efficiency ratio	54.92%	71.39%
Net overhead ratio	1.82%	2.71%
Return on average assets	1.28%	0.99%
Return on average equity	10.68%	11.74%
Return on average tangible equity	23.48%	16.70%

Average Balances:
Loans outstanding, net	$1,222,485	$602,592
Total assets	1,748,397	837,974
Interest-earning assets	1,563,171	780,975
Deposits	1,333,791	716,691
Shareholders’ equity	209,543	70,424

Flag Financial Corporation and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2006	2005	2005
	(unaudited)	(audited)	(unaudited)
Assets
Cash and due from banks	$38,692	$45,506	$13,720
Other interest-bearing deposits in banks	603	2,085	14,067
Federal funds sold	8,464	23,184	6,378

Total cash and cash equivalents	47,759	70,775	34,165

Other interest-bearing deposits	1,000	4,698	4,891
Investment securities available-for-sale	298,485	228,442	110,806
Other investments	17,279	18,762	12,332
Mortgage loans held-for-sale	15,003	11,665	9,106
Loans, net of allowance for loan losses of $17,337, $16,779 and $8,915, respectively	1,248,127	1,205,046	638,947
Premises and equipment, net	14,823	13,985	13,558
Intangible assets	114,915	115,034	21,007
Other assets	37,070	34,454	17,697

Total assets	$1,794,461	$1,702,861	$862,509

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing deposits	$202,818	$172,725	$56,859
Interest-bearing demand deposits	107,323	127,976	75,981
Money market	458,436	404,488	267,526
Savings	19,898	19,450	21,426
Time	561,194	559,313	319,011

Total deposits	1,349,669	1,283,952	740,803

Advances from Federal Home Loan Bank	130,369	143,469	25,000
Federal funds purchased and repurchase agreements	32,313	4,142	1,156
Other borrowings	–	–	1,600
Junior subordinated debentures	46,787	46,791	14,433
Other liabilities	23,228	19,707	7,128

Total liabilities	1,582,366	1,498,061	790,120

Preferred stock (No par value, 10,000,000 shares authorized, none issued and outstanding)	–	–	–
Common stock ($1 par value, 40,000,000 shares authorized, 18,598,909, 18,425,034 and 10,097,272 shares issued at June 30, 2006, December 31, 2005 and June 30, 2005, respectively)	18,599	18,425	10,097
Additional paid-in capital	149,572	148,062	28,296
Retained earnings	60,824	51,692	47,751
Accumulated other comprehensive income	(2,399)	125	(251)
Less: Treasury stock at cost; 1,596,906 shares at June 30, 2006 and 1,551,186 shares at December 31, 2005 and June 30, 2005, respectively	(14,501)	(13,504)	(13,504)

Total stockholders’ equity	212,095	204,800	72,389

Total liabilities and stockholders’ equity	$1,794,461	$1,702,861	$862,509

Flag Financial Corporation and Subsidiary

Consolidated Statements of Earnings

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)
Interest income:
Interest and fees on loans	$26,224	$12,430	$50,399	$23,841
Interest on investment securities	4,122	1,305	7,759	2,380
Interest on federal funds sold and interest-bearing deposits	415	329	875	630

Total interest income	30,761	14,064	59,033	26,851

Interest expense:
Interest on deposits:
Demand	274	199	563	473
Money market	4,529	1,763	8,237	3,151
Savings	35	32	67	63
Time	5,963	2,381	11,489	4,512
Interest on other borrowings	2,421	442	4,812	826

Total interest expense	13,222	4,817	25,168	9,025

Net interest income before provision for loan losses	17,539	9,247	33,865	17,826
Provision for loan losses	85	–	550	375

Net interest income after provision for loan losses	17,454	9,247	33,315	17,451

Noninterest income:
Service charges on deposit accounts	801	824	1,517	1,573
Mortgage banking activities	799	687	1,698	1,267
Payroll services fees	643	500	1,416	1,080
Insurance commissions and brokerage fees	105	58	203	132
Gain on sales of other real estate owned	108	131	139	222
Gain on sales of investment securities available-for-sale	–	6	–	129
Other	579	386	1,394	791

Total noninterest income	3,035	2,592	6,367	5,194

Noninterest expense:
Salaries and employee benefits	6,919	5,227	13,443	10,220
Occupancy	1,206	982	2,403	1,938
Professional fees	324	484	734	1,033
Postage, printing and supplies	464	231	875	477
Communications	781	596	1,497	1,109
Other	1,754	902	3,299	1,762

Total noninterest expense	11,448	8,422	22,251	16,539

Earnings before provision for income taxes	9,041	3,417	17,431	6,106
Provision for income taxes	3,233	1,111	6,239	1,973

Net earnings	$5,808	$2,306	$11,192	$4,133

Basic earnings per share	$0.34	$0.27	$0.66	$0.48

Diluted earnings per share	$0.33	$0.25	$0.64	$0.45